Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the annual report of Anterix Inc. (the “Company”) on Form 10-K for the period ended March 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Robert H. Schwartz, President and Chief Executive Officer of the Company, and Timothy A. Gray, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	June 14, 2023	/s/ Robert H. Schwartz
Robert H. Schwartz

President and Chief Executive Officer
(Principal Executive Officer)

Date:	June 14, 2023	/s/ Timothy A. Gray
Timothy A. Gray

Chief Financial Officer
(Principal Financial and Principal Accounting Officer)
A signed original of this written statement required by Section 906 has been provided to Anterix Inc. and will be retained by Anterix Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Anterix Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.